EXHIBIT 23.5

                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------


We consent to the incorporation by reference in this registration statement of The Rouse Company on Form S-3 of our report dated June 19, 1998, on our audit of the statement of revenues and certain expenses of the Fashion Place Property for the year ended December 31, 1997 which report is included in the filing on Form 8-K/A filed November 16, 1998. We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated June 15, 1998, on our audit of the statement of revenues and certain expenses of the Valley Fair Property for the year ended December 31, 1997 and of our report dated June 15, 1998, on our audit of the statement of revenues and certain expenses of the Park Meadows Mall Property for the year ended December 31, 1997 which reports are included in the filings on Form 8-K/A dated October 9, 1998 and November 16, 1998. We also consent to the reference to our firm under the caption "Experts".



                                  PRICEWATERHOUSECOOPERS LLP

Newport Beach, CA
November 30, 1998